UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2019

Onconova Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36020	22-3627252
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Pheasant Run
Newtown, PA 18940
(267) 759-3680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive
Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $.01 per share	ONTX	The Nasdaq Stock Market LLC
Warrants to purchase common stock	ONTXW	The Nasdaq Stock Market LLC

Item 1.01.  Entry into a Material Definitive Agreement

License and Collaboration Agreement

On May 10, 2019 (the “Effective Date”), Onconova Therapeutics, Inc. (the “Company”) entered into a License and Collaboration Agreement (the “License Agreement”) with HanX Biopharmaceuticals, Inc. (“HanX”).  Under the terms of the License Agreement, the Company granted HanX an exclusive, royalty-bearing license, with the right to sublicense, under certain Company patent rights and know-how to develop and commercialize any pharmaceutical product (the “Product”) containing rigosertib in all uses of rigosertib or the Product in humans therapeutics uses (the “Field”) in the People’s Republic of China, Hong Kong, Macau and Taiwan (the “Territory”).  The Company retains the right to develop and commercialize pharmaceutical products containing rigosertib worldwide except for (i) in the Field in the Territory (ii) for Latin America, for which Pint Pharma acquired rights to commercialize in March 2018 and (iii) for Japan and Korea, for which SymBio acquired rights to develop and commercialize in July 2011. The parties have also agreed to negotiate in good faith a supply and quality agreement under which the Company will supply HanX with rigosertib and the Product and, subject to certain conditions, HanX also has the right to manufacture and supply rigosertib and Product for use and sale in the Territory, either by itself or through its affiliates or third party contract manufacturers.

HanX has agreed to make an upfront payment of $2,000,000 in cash and upfront equity investments of approximately $2,000,000 in the Company’s common stock as described below, and will set aside $2,000,000 or equivalent local currency funds dedicated to research and development expense funding for the Product in the Territory. In addition, the Company is eligible to receive up to $45.5 million in regulatory, development and sales-based milestone payments as well as tiered royalties up to double digits based on net aggregate net sales in the Territory.

The License Agreement is subject to customary closing conditions.  The License Agreement also contains customary provisions for termination by either party in the event of breach of the License Agreement by the other party, subject to a cure period, or bankruptcy of the other party.  In the event the full upfront payment and the full upfront equity investments are not received by the Company or its designee within 60 days from the Effective Date, the License Agreement and all rights and licenses granted to HanX thereunder will automatically terminate, unless otherwise expressly waived in writing by the Company.   HanX may terminate the License Agreement in whole (but not in part) at any time upon 45 days’ prior written notice.  The Securities Purchase Agreements (defined below) will terminate upon the termination of the License Agreement.

Securities Purchase Agreements

In connection with the License Agreement, on May 10, 2019, the Company entered into a Securities Purchase Agreement with each of HanX and Abundant New Investments Ltd. (“Abundant”), an affiliate of HanX (each, a “Securities Purchase Agreement” and together, the “Securities Purchase Agreements”).

•                  Under the HanX Securities Purchase Agreement, HanX has agreed to purchase 207,040 shares of the Company’s common stock at a purchase price of $4.83 per share for a total purchase price of $1,000,003.20, which purchase will close (the “HanX Closing”) no later than 60 days from the Effective Date, provided that, among other conditions, HanX has received the necessary approvals of, and registrations and filings with, the applicable governmental authorities of the People’s Republic of China, in connection with the outbound direct investment by HanX in the Company and related currency exchange from Chinese renminbi into the United States dollars (such approvals, the “ODI Approvals”), and has completed the requisite currency conversion.

•                  Under the Abundant Securities Purchase Agreement, Abundant has agreed to: (i) purchase 103,520 shares of the Company’s common stock at a purchase price of $4.83 per share for a total purchase price of $500,001.60 within two trading days of the Effective Date (the “Abundant Initial Closing”); and (ii) purchase 103,520 shares of the Company’s common stock at a purchase price of $4.83 per share for a total purchase price of $500,001.60, which purchase will close (the “Abundant Subsequent Closing”) no later than 60 days after the Abundant Initial Closing, provided that, among other conditions, Abundant has received the ODI Approvals and completed the requisite currency conversion.

HanX and Abundant have agreed that the shares they have agreed to purchase under their respective Securities Purchase Agreement will be subject to lock-up restrictions for one year from the date of the HanX Closing and the Abundant Initial Closing, respectively, (each, a “Strategic Lock-Up Period”), and certain additional lock-up provisions as applicable.

HanX and Abundant are entitled to registration rights if they hold Registrable Securities (as defined in the Securities Purchase Agreement) upon the expiration of their respective Strategic Lock-Up Period, and the Company has agreed to use its reasonable best efforts to register such Registrable Securities on a registration statement on Form S-3 (or another appropriate form of registration statement if the Company is not eligible to use Form S-3), to cause such registration statement be declared effective by the Securities and Exchange Commission, and to maintain the effectiveness of such registration statement until HanX or Abundant as applicable no longer holds any Registrable Securities.

The foregoing description of the License Agreement and the Securities Purchase Agreements (the “Agreements”) does not purport to be complete and is qualified in its entirety by the Agreements, copies of which the Company intends to file as exhibits to Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2019.

Item 8.01.  Other Events.

On May 13, 2019, the Company issued a press release with respect to entering into the Agreements described under Item 1.01 of this Current Report on Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits

Exhibit No.	Exhibit

99.1	Press release dated May 13, 2019

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release dated May 13, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2019	Onconova Therapeutics, Inc.

	By:	/s/ Mark Guerin
Name: Mark Guerin
Title: Chief Financial Officer